Exhibit 99.1

RENTECH, INC.

For Immediate Release

August 9, 2004

Rentech Enters Letter of Intent with Royster-Clark to Purchase East Dubuque Nitrogen

Fertilizer Plant for Conversion to Clean Coal Technology

for Producing Fertilizer, Ultra-Clean Fuels and Electric Power

Denver, Colorado—Rentech, Inc. (AMEX:RTK) today announced that it has entered into a Letter of Intent (LOI) with Royster-Clark, Inc. for Rentech Development Corporation, a wholly owned subsidiary of Rentech, Inc., to purchase the stock of Royster-Clark Nitrogen, Inc., and thereby acquire a 100% ownership of its 830 ton per day natural gas-fed nitrogen fertilizer production plant in East Dubuque, Illinois.

Under the terms of the LOI, Rentech will pay $63 million for the business which includes $13 million in net current assets, working capital and inventories. The acquisition is subject to final due diligence, legal documentation, and the securing of the necessary financing. Rentech intends to continue to operate the plant as a natural gas fed nitrogen plant while converting it to a coal fed gasification process using Illinois coal instead of expensive natural gas as its feedstock. The new and expanded gasification process will generate the synthesis gas necessary to produce nitrogen fertilizer, Fischer-Tropsch (FT) ultra-clean fuels and surplus electricity. Additionally, Royster-Clark has tentatively agreed to provide sales and marketing services for all the fertilizer products produced by the facility after the transaction is completed. Rentech estimates that it will take approximately three years to convert the plant from natural gas to coal.

The co-production of nitrogen fertilizer, FT fuels and electricity from coal derived synthesis gas is anticipated to significantly improve the thermal efficiency of the overall process, and directly relates to a patent issued to Rentech in October 2003. (US patent No. 6,632,846 which provides a method of using the excess hydrogen and carbon dioxide streams produced from a typical Fischer-Tropsch process for the production of ammonia and urea). Rentech anticipates that this initial project could be the catalyst for several additional conversion efforts within the domestic nitrogen fertilizer industry which has suffered high, volatile natural gas prices since 1999.

Based on current pricing for natural gas and fertilizer products and recent operating results, Rentech estimates that during the plant conversion from natural gas feedstock to coal, the plant will generate approximately $91 million per year in gross revenues and approximately $15 million per year in pre-tax operating profit after debt service. Although Rentech believes these assumptions are reasonable, there is no assurance that conditions affecting these results will remain the same.

Once converted to coal, assuming a dual train configuration (two coal gasification units), the Company estimates the plant will generate approximately 1400 tons per day of ammonia and 4800 barrels per day of ultra-clean FT fuels. Feasibility work for the conversion to a dual train configuration is currently under way supported by a $500,000 State of Illinois Opportunity Returns Grant. A single train configuration (one coal gasification unit) may be considered and would result in a lower volume of products. Actual production amounts may vary depending on operating conditions and reliability of individual plant components.

Commenting on the Letter of Intent, Dennis L. Yakobson, president and CEO of Rentech, Inc. stated: “Rentech continues to be aggressive in the commercialization of its FT gas-to-liquids and coal-to-liquids technology. Purchasing the Royster-Clark plant and converting it to coal, while continuing to operate it during the planned conversion, will provide Rentech the opportunity to move its Fischer-Tropsch technology to commercial operation on an accelerated schedule and provide current cash flow to the Company.”

Yakobson continued: “The implementation of the Rentech process technology in this manner has far reaching implications. We believe it will demonstrate that the United States can move toward energy independence and use US coal in an environmentally clean and responsible manner. Additionally, the conversion will support the domestic fertilizer industry and the American farmer. The domestic fertilizer industry benefits because it can rely on the reasonably stable price of US coal instead of being forced to deal with the very volatile price of domestic natural gas. Price stabilization and maintaining domestic production of fertilizer protects the American farmer and gives them the ability to keep crop production at the levels necessary to meet our need for foods and renewable energy such as ethanol.”

“Furthermore, we cannot stress enough the importance of preserving the domestic fertilizer industry, keeping high paying jobs in the United States, and protecting our farming industry from becoming dependent on foreign sources of fertilizer. We at Rentech are very excited about the potential of this company-driven project and the future that Rentech’s FT technology holds for further implementation in the United States,” emphasized Mr. Yakobson.

G. Kenneth Moshenek, president of Royster-Clark, commenting on the Letter of Intent, stated: “Royster-Clark is extremely excited about this opportunity. After working with Rentech for the past 8 months and evaluating the potential structures, we feel this provides the best opportunity for both companies to pursue their business strengths. Rentech will own and operate the production facility while Royster-Clark concentrates on its expertise of logistics, marketing and sales of fertilizers. We also are pleased that it will preserve the jobs at the East Dubuque, Illinois facility and play an instrumental part in this transition of the fertilizer industry from natural gas to coal. This project will serve to safeguard the American fertilizer industry from going overseas as so many other US industries and jobs have done over the last several years. We look forward to our continued participation with Rentech and the East Dubuque conversion, through our sales and marketing efforts of the fertilizer products produced at the plant.”

Royster-Clark, headquartered in Norfolk, Virginia, is one of the nation’s largest retailers of fertilizer products, carrying a broad line of agricultural inputs and providing services to farmers.

Rentech, Inc., a Denver, Colorado corporation, incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include our ability to obtain financing for the purchase and conversion of the plant and for working capital; acquisition of an inexpensive long-term coal supply contract; natural gas prices during the construction phase; final project costs due to volatility of prices of equipment; obtaining customers for the products; the timing of various phases of the project; the entry into definitive agreements with others related to the project, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are currently only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company’s web site at: www.rentechinc.com